Exhibit H

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: December 13, 2024

Australia Wanda International Company Limited

By:	/s/ Laurena Wu
Name: Laurena Wu
Title: Director

Wider Huge Group Limited

By:	/s/ Laurena Wu
Name: Laurena Wu
Title: Director

Laurena Wu

By:	/s/ Laurena Wu